UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 23, 2011

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 to Form 8-K is being filed to correct a statement made in a Form 8-K originally filed by DPL Inc. (“DPL”) on September 23, 2011, as described in Item 8.01 below.

Item 8.01                                             Other Events.

On September 23, 2011, DPL issued a press release and filed a Form 8-K with the Securities and Exchange Commission announcing that DPL’s shareholders had approved all of the proposals presented at DPL’s 2011 annual meeting of shareholders (the “2011 Annual Meeting”), including the proposal related to amending DPL’s Regulations to reduce to a simple majority the voting percentage of shareholder votes needed to amend certain sections of DPL’s Regulations (the “Regulations Proposal”).

The Regulations Proposal was classified by DPL’s proxy tabulator in its records as a “routine” proposal, rather than a “non-routine” proposal.  DPL’s proxy statement for the 2011 Annual Meeting, however, classified the proposal as a non-routine proposal.  Uninstructed shares cast by brokers and other nominees that are counted for routine matters are considered broker non-votes and are not counted in the voting results for non-routine matters.  In addition, DPL’s proxy statement reported that a simple majority was required to approve the Regulations Proposal.  In fact, the affirmative vote of holders of two-thirds of the outstanding common stock of DPL was required to approve the proposal.  After excluding broker non-votes from the tabulation of this non-routine proposal, and accounting for the two-thirds shareholder vote requirement for the proposal, the voting results showed that the Regulations Proposal was not approved by DPL’s shareholders.

Other than the Regulations Proposal, all of the proposals presented at the 2011 Annual Meeting were approved by DPL’s shareholders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: September 29, 2011
/s/ Craig L. Jackson
	Name:	Craig L. Jackson
	Title:	Vice President and Treasurer